UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2019

People’s Utah Bancorp

(Exact name of Registrant as Specified in Its Charter)

Utah	001-37416	87-0622021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, American Fork, UT		84003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 642-3998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PUB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 25, 2019, it was reported to the Board of Directors that Rick W. Anderson, President and Chief Operations Officer of People’s Intermountain Bank (the “Bank), the wholly-owned operating bank subsidiary of People’s Utah Bancorp (the “Company”), intends to retire effective February 1, 2020.  The Company also announced the promotion of Judd J. Austin, the current Market Area President for Cache County, to the role of Chief Banking Officer, effective January 1, 2020.

Mr. Austin, age 38, has held the position of Market Area President for Cache County since April 2017.  Prior to that, Mr. Austin was the Senior Credit Officer for the Lewiston State Bank region.  At the time the Company acquired Lewiston State Bank in approximately October 2014, Mr. Austin was a Senior Commercial Lender.

Additional details regarding Mr. Anderson’s retirement and Mr. Austin’s appointment can be found in the Company’s press release, a copy of which is attached hereto and incorporated herein by reference.

On October 1, 2019, the Company and the Bank entered into a change in control agreement with Mr. Austin (the “Austin Agreement”).  The Austin Agreement is effective as of January 1, 2020 for a one-year term, with automatic renewal for successive one-year terms unless certain advance notice of non-renewal or termination thereof by the Company is given.  Under the change of control provision in the Austin Agreement, Mr. Austin would be entitled to receive a lump sum severance payment in the amount equal to 12 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest.  A change in control occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or the Bank of all or substantially all of the Company’s or the Bank’s assets; or (c) the consummation of a liquidation of the Company or the Bank.

The foregoing is intended only as a summary of the key terms and provisions of the Austin Agreement and is qualified in its entirety by reference to the Austin Agreement itself, a copy of which is filed herewith and incorporated by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.4	Change In Control Agreement entered into as of October 1, 2019, with an effective date of January 1, 2020, by and between People’s Utah Bancorp, People’s Intermountain Bank, and Judd J. Austin
99.1	Press Release Announcing the Retirement of Rick W. Anderson as Chief Operations Officer and the Appointment of Judd J. Austin as Chief Banking Officer

Forward-Looking Statements

Statements in this Form 8-K that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements in this Form 8-K include, without limitation, statements regarding the Company’s expectations regarding the repurchase of shares of the Company’s common stock.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) adequacy of reserves; (vi) investments in new branches and new business opportunities; and (vii) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: October 1, 2019	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

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